UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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[   ]  Preliminary Proxy Statement
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[   ]  Definitive Proxy Statement
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[   ]  Soliciting Material Pursuant to Section 240.14a-12

Gyrodyne Company of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For immediate release

GLASS, LEWIS RECOMMENDS THAT GYRODYNE SHAREHOLDERS VOTE FOR ALL MANAGEMENT NOMINEES

GYRODYNE BRINGS ACTION TO PROHIBIT PHILLIP GOLDSTEIN AND THE BULLDOG HEDGE FUNDS FROM USING FALSE
AND MISLEADING PROXY MATERIALS IN VIOLATION OF THE FEDERAL SECURITIES LAWS

ST. JAMES, N.Y., November 26, 2007 . . . Gyrodyne Company of America, Inc. (NASDAQ: GYRO) announced today that Glass, Lewis & Co., one of the nation's leading independent proxy advisory firms, recommended that Gyrodyne shareholders vote the WHITE proxy card and FOR the Company's nominees to re-elect the current Board of Directors at the forthcoming Gyrodyne Annual Meeting and not vote for the slate of candidates put forth by Phillip Goldstein and his Bulldog hedge funds.  Glass, Lewis also recommended that Gyrodyne shareholders NOT vote for Bulldog’s proposal to terminate Gyrodyne’s shareholder rights plan.  Glass, Lewis' analyses and recommendations are considered by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

The Company also announced that it has filed a lawsuit against Phillip Goldstein, Andrew Dakos, Timothy Brog, Bulldog Investors General Partnership and Full Value Partners L.P. for violating federal securities laws.

In recommending that Gyrodyne shareholders vote FOR Gyrodyne's incumbent directors and AGAINST the nominees of Phillip Goldstein and his Bulldog hedge funds, Glass, Lewis states:

“The Company has fulfilled its promise to convert to a REIT and made a one-time distribution to shareholders.  We note that the board’s strategy has yielded an 11.0% annualized one year return to the Company stock (taken over the last three fiscal years).  Overall, we are not convinced that the Dissident’s plan for improvement would provide more meaningful returns to shareholders than management’s current strategy.”

In addition, Glass, Lewis states: “In our view, given the Dissident’s previous offer to acquire the Company, the proposed board size reduction and poison pill redemption suggest that the underlying motive of the contest may be to gain control over the Company without paying a control premium.”

In the federal lawsuit filed last week in the United States District Court, Eastern District of New York, Gyrodyne asserts that Bulldog is using false and misleading proxy materials in violation of Section 14(a) of the Securities Exchange Act of 1934 to wage its proxy campaign to nominate three directors to Gyrodyne’s board of directors and to eliminate the Company’s shareholder rights plan.

“We filed this suit against Phillip Goldstein, Andrew Dakos, Timothy Brog and the Bulldog hedge funds to ensure that our shareholders receive complete and accurate information about the Bulldog group’s interests, plans and motivations that is required by the federal securities laws,” said Stephen Maroney, Gyrodyne President and CEO. “We will continue to take appropriate steps to protect the interests of Gyrodyne shareholders.”

The Company states in its complaint that Bulldog’s latest letter to the Company’s shareholders is “riddled with misrepresentations and false and unsupported accusations of mismanagement and waste” and “falsely impugns the character, integrity and skill of Gyrodyne’s management and Board of Directors in an improper effort to sway shareholders to vote their shares for Bulldog.  Defendants cannot be permitted to mislead shareholders into voting for Bulldog’s nominees.”

Gyrodyne has asked the Court to require Bulldog to comply with its disclosure obligations, and to enjoin it from using false and misleading statements to improperly solicit proxies.

The Company urges shareholders to vote FOR the Board's nominees by signing, dating and returning the WHITE proxy card and to discard the green proxy card of the dissident group. Any shareholders requiring assistance may contact MacKenzie Partners, Inc. Toll-Free at (800)322-2885 or (212)929-5500 (call collect) or by email at proxy@mackenziepartners.com.

About Gyrodyne Company of America, Inc.

Gyrodyne owns a 67-acre site approximately 50 miles east of New York City on the north shore of Long Island. The Company is currently contesting the value paid by New York State for 245.5 adjoining acres taken under eminent domain proceedings. The Company is also a limited partner in the Callery Judge Grove, L.P., which owns a 3,500 plus acre property in Palm Beach County, Florida. Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com/.

Additional Information

On October 26, 2007, the Company filed a proxy statement in connection with its 2007 Annual Meeting of Shareholders. The Company's shareholders are urged to read carefully the proxy statement and other relevant materials which were mailed to shareholders commencing on October 26, 2007, because they contain important information about the 2007 Annual Meeting.  Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Gyrodyne’s shareholders is available in Gyrodyne’s definitive proxy statement.

MEDIA CONTACT: Rick Matthews, Rubenstein Associates, (212) 843-8267

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FORWARD-LOOKING STATEMENTS

The statements made in this Schedule 14A that are not historical facts constitute “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, other variations or comparable terminology.  Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital in order to develop the existing real estate and other risks detailed from time to time in Gyrodyne’s SEC reports.

PARTICIPANTS IN THE SOLICITATION

Gyrodyne and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2007 Annual Meeting.  Information about Gyrodyne’s executive officers and directors can be found in the most recent proxy statement.